Exhibit 10.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO AN EXEMPTION UNDER, OR IN A TRANSACTION NOT SUBJECT TO, SAID ACT.

Q BIOMED, INC.

CONVERTIBLE NOTE

ORIGINAL ISSUE DATE: October __, 2015                                                                                                                      U.S. [___________]

THIS CONVERTIBLE NOTE, (this “Note”) provided, dated and made effective as of September ____, 2015 (the “Effective Date”).

FROM:
Q BIOMED, INC., a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at c/o SOVR Law, 501 Madison Avenue – 14th Floor, New York, NY 10022 (the “Borrower”);

TO	_______________, having an address for notice and for delivery located at, _______________ including its successors or assigns, the “Lender”);

(the Borrower and the Lender being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

FOR VALUE RECEIVED, and subject to the other terms and conditions hereof, the Borrower hereby promises to pay to the Lender the aggregate sum of _______________Dollars (U.S.$______________), in lawful money of the United States (hereinafter referred to as the “Principal Sum”) or in Shares (as defined in Section 1 of this Note) or a combination thereof on or prior to the 18-month anniversary of the Effective Date (“Maturity Date”).

1.           Conversion.

(a)            Up to the Maturity Date, the Lender has the exclusive right to elect conversion of any amount due under this Note, including the entire Principal Sum and Interest (each, a “Conversion”), into shares of the Borrower’s common stock (“Common Shares”) at a conversion price per share equal to the higher of: (i) a forty percent (40%) discount to the average closing price for the ten (10) consecutive trading days immediately preceding the date a notice of Conversion is delivered via email or (ii) $1.25; and

Exhibit 10.1, 1

(b)           On the Maturity Date, any amount of Principal Sum and Interest currently outstanding under this Note, shall be automatically converted into shares of the Borrower’s common stock (“Common Shares”) at a conversion price per share equal to the higher of: (i) a forty percent (40%) discount to the average closing price for the ten (10) consecutive trading days immediately preceding the Maturity Date or (ii) $1.25.

For purposes of this Note:

“Trading Day” means any day on which the Borrower’s common stock is traded on the OTCQB, or, if the OTCQB is not the principal trading market for the common stock, then on the principal securities exchange or securities market on which the common stock is then traded, provided that “Trading Day” shall not include any day on which the common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Lender.

(b) Interest. The Principal shall accrue at an annual interest rate of 10% (“Interest”).

(c) Payment with Shares. If a payment is to be made in Shares by way of a Conversion, then the number of Shares paid shall be in an amount equal to the amount of the Principal Sum and/or any accrued interest thereon that Lender elects to have paid in Common Shares divided by the Conversion Price. Pursuant to the prior provisions regarding Conversion, all Common Shares shall be delivered to Lender or its designated broker within five Trading Days of the date on which the Lender notifies the Borrower of its election to convert all or a portion of this Note (the “Conversion Date”).

(d) Failure to deliver Shares.  If the Lender informs the Borrower that a payment is to be made in Common Shares by way of a Conversion and the Lender or its counsel provides the Borrower’s transfer agent with an opinion that such Shares may be delivered without transfer restrictions, but the Borrower fails to deliver the Shares in accordance herewith (a “Delivery Failure”) AND the Borrower fails to cure such Delivery Failure within 10 business days from the date of such Delivery Failure, then such shall constitute a default hereunder, and, in addition to delivering such Shares, the Borrower shall also deliver to Lender additional Common Shares equal to 1% of all the Common Shares that were to be delivered hereunder for each additional ten-Trading-Day period during which the Common Shares are not so delivered (collectively, the “Additional Shares).  If a Delivery Failure occurs, the Lender may rescind its decision to receive payment in Common Shares at any time prior to delivery of the Common Shares; provided that in such case, Borrower shall still be required to deliver all Additional Shares that accrued prior to such rescission. Delivery of any Additional Shares shall not reduce the outstanding balance of this Note and none of the remedies provided to the Lender in this subsection shall limit any other remedies of the Lender hereunder or under any other agreement.

Exhibit 10.1, 2

2. Events of Default. Unless waived in writing by the Lender, the Borrower shall be in default of this Note, the Principal Sum and all other amounts outstanding hereunder will become immediately due and payable on demand by the Lender, and the Borrower shall become liable to the Lender for all of Lender’s reasonable legal expenses in enforcing the terms of this Note, in any of the following events:

(a) if an order is made or a resolution is passed or a petition is filed for the winding-up, dissolution, liquidation or amalgamation of the Borrower;

(b) if the Borrower makes an assignment or proposal or a bankruptcy petition is filed or presented against the Borrower or the Borrower otherwise becomes subject to the provisions of any legislation for the benefit of its creditors or otherwise acknowledges its insolvency;

(c) if any execution, sequestration, extent or any other process of any kind becomes enforceable against the Borrower and is not satisfied within 30 calendar days;

(d) if the Borrower ceases or demonstrates an intention to cease to carry on the Borrower’s business;

(e) if the Borrower carries on any business that it is restricted from carrying on by its charter documents or by law;

(f) if the Borrower fails to make any payment as set out in this Note, including without limitation failing to deliver Shares within the timeframe set forth therein;

(g) if the Borrower fails to comply with or perform under any other provision of this Note; or

(h) if the Borrower materially defaults on the terms of any other debt that is currently outstanding or that is subsequently issued to the Lender or any third party.

The Lender may waive in writing any default by the Borrower in the observance or performance of any covenant, agreement or condition contained in this Note or any other event which without such waiver would cause the Principal Sum and Interest hereby to be immediately due and payable but no such waiver or other act or omission of the Lender will extend to or affect any subsequent default or event or the rights resulting therefrom.

Exhibit 10.1, 3

3. Covenants. The Borrower will at all times until Conversion in full of this Note and all Interest due thereon:

(a) give to the Lender any information which it may reasonably require relating to the business of the Borrower, and upon request furnish access to its books and accounts and records at all reasonable times;

(b) maintain and preserve its charter and corporate organization in good standing and, subject to all the provisions herein contained, diligently preserve all the rights, powers, privileges and goodwill owned by the Borrower;

(c) conduct the Borrower’s business in a proper and businesslike manner; and

(d) take all action necessary to at all times have authorized, and reserved for the purpose of issuance, such number of Shares as shall be necessary to effect the full conversion of this Note.

4. Assignment. This Note and all its terms and conditions will enure to the benefit of the Lender and its successors and assigns, and will be binding upon the Borrower and the Borrower’s successors and assigns.  The Lender may not assign this Note without the written permission of the borrower.

5. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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Exhibit 10.1, 4

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the Effective Date set out above. Q BIOMED, INC.
By: _________________________________
Name: Denis Corin
Title: President

IN WITNESS WHEREOF, the Lender has caused this Note to be duly executed as of the Effective Date set out above. Lender
By: _________________________________
Name:
Title:

Exhibit 10.1, 5